Amendment to

Participation Agreement

Between

Northern Lights Variable Trust

And

Jefferson National Life Insurance Company

And

Jefferson National Life Insurance Company Of New York

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the July 1, 2007 Participation Agreement between Northern Lights Variable Trust and Jefferson National Life Insurance Company as amended September 22, 2010, as follows:

Schedule B thereto is hereby modified in its entirety to read as set forth in Schedule B attached hereto.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 6, 2016.

Northern Lights Variable Trust
By: /s/ Stephanie Shearer
Name: Stephanie Shearer
Title: Secretary

Jefferson National Life Insurance Company
By: /s/ Craig Hawley
Name: Craig A. Hawley
Jefferson National Life Insurance Company Of New York
By: /s/ Craig Hawley
Name: Craig A. Hawley
Title: General Counsel & Secretary

SCHEDULE B

Participating Portfolios

Changing Parameters Portfolio

TOPS® Conservative ETF Portfolio (Class 1 and 2)

TOPS® Balanced ETF Portfolio (Class 1)

TOPS® Managed Risk Balanced ETF (Class 1 and 2)

TOPS® Managed Risk Growth ETF (Class 1 and 2)

TOPS® Managed Risk Moderate Growth ETF (Class 1 and 2)

TOPS® Moderate Growth ETF Portfolio (Class 1)

TOPS® Growth ETF Portfolio (Class 1)

TOPS® Aggressive Growth ETF Portfolio (Class 1)

Power Income VIT Fund (Class 2)

7Twelve Balanced Portfolio

Probabilities VIT Fund (Class 1 and 2)

BTS Tactical Fixed Income VIT Fund (Class 2)

Power Dividend Index Portfolio (Class 1 and Class 2)

Power Momentum Index Portfolio (Class 1 and Class 2)

This schedule was amended on July 1, 2007 to add Adaptive Allocation Portfolio.

This schedule was amended on March 24, 2011 to add the following portfolios:

TOPS® Conservative ETF Portfolio, TOPS® Balanced ETF Portfolio, TOPS® Moderate Growth ETF Portfolio, TOPS® Growth ETF Portfolio, TOPS® Aggressive Growth ETF Portfolio, TOPS® Protected Balanced ETF Portfolio, TOPS® Protected Moderate Growth ETF Portfolio, TOPS® Protected Growth ETF Portfolio.

This schedule was amended on May 1, 2012 to add the Power Income VIT Fund.

This schedule was amended on March 27, 2013 to add 7Twelve Balanced Portfolio and Probabilities Fund.

This schedule was amended on September 16, 2015 to add BTS Tactical Fixed Income VIT Fund.

This schedule was amended on December 6, 2016 to add Power Dividend Index Portfolio and Power Momentum Index Portfolio.